Exhibit 99.2

FTS INTERNATIONAL to be acquired by Profrac for $26.52 per share in cash

October 22, 2021

FORT WORTH, TEXAS -- (BUSINESS WIRE) -- FTS International, Inc. (NYSE American: FTSI) (“the Company” or “FTSI”) today announced that it has entered into a definitive agreement to be acquired by ProFrac Holdings, LLC (“ProFrac”), a leading oilfield services company, in an all-cash transaction that values FTSI at approximately $407.5 million, including payments to outstanding warrants. The Company also reported its preliminary Q3 2021 quarterly results.

Under the terms of the agreement, which has been unanimously approved by FTSI’s Board of Directors (the “Board”), FTSI stockholders will receive $26.52 per share of FTSI common stock in cash. This represents approximately a 14% premium over the Company’s 60-day volume-weighted average closing share price through October 21, 2021.

The transaction will create one of the largest completions focused service companies in the U.S. oil and gas industry. The combination of FTSI and ProFrac will bring together two strong and respected industry players to deliver greater efficiencies and expanded equipment capabilities that will enable the combined company to succeed in an ever-changing industry. Together, the companies will have improved through-cycle resiliency via enhanced expertise, technology and scale.

“The Board and executive leadership team have carefully evaluated a range of strategic alternatives focused on maximizing value and determined that this cash offer from ProFrac, which provides immediate and certain value at an attractive price, is in the best interest of all stockholders,” said Eugene Davis, Chairman of the Board of FTSI. “This transaction is the result of a thoughtful analysis of FTSI’s best long-term position for stockholders. At the same time, our Board recognizes industry dynamics remain fluid and believes that the 45-day ‘go-shop’ provides us the optimal structure to execute this transaction. I’m confident this combination will create a stronger organization to successfully compete in our rapidly evolving industry.”

Michael Doss, CEO of FTSI, added, “The combination of these two companies creates a leading completions focused company that will be in a better position to succeed through cycles, deliver the best level of service to our customers and retain the industry’s best talent.”

“We have long respected FTSI and the people that have guided them through the past few years to the position of strength they are in today,” said Ladd Wilks, CEO of ProFrac. “Together, these two organizations, which share an employee-centric vision and approach to operating in a dynamic industry, will create the scale needed to deliver the reliable, efficient and technology-led service our customers need.”

45-Day “Go-Shop”

The agreement includes a 45-day “go-shop” period expiring December 5, 2021. This allows the Board and its advisors to solicit alternative acquisition proposals from third parties. The Board will have the right to terminate the merger agreement with ProFrac to enter into a superior proposal, subject to the terms and conditions of the merger agreement. There can be no assurance that this “go-shop” will result in a superior proposal, and FTSI does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or otherwise required.

Transaction Details

FTSI’s Board has unanimously approved the agreement with ProFrac and recommends that FTSI stockholders vote in favor of the transaction at the Special Meeting of Stockholders to be called in connection with the transaction.

The transaction with ProFrac is expected to close in the first quarter of 2022, subject to customary closing conditions, including approval by FTSI stockholders and receipt of regulatory approvals. The Company’s obligation to close the transaction is also conditioned upon approval by a majority of the Company’s stockholders, excluding its largest stockholder THRC Holdings, which is an affiliate of ProFrac. Upon closing of the transaction, the Company’s common stock will no longer be listed on any public market.

Advisors

Ducera Partners LLC is serving as financial advisor to FTSI and Davis Polk & Wardwell LLP is serving as its legal counsel. Piper Sandler & Co. is serving as financial advisor to ProFrac and Vinson & Elkins LLP is serving as its legal counsel.

About FTS International, Inc.

Headquartered in Fort Worth, Texas, FTS International is a pure-play hydraulic fracturing service company with operations across multiple basins in the United States.

To learn more, visit www.FTSI.com.

About ProFrac

ProFrac provides industry-leading solutions allowing our customers to harness critical natural resources. Since 2016, ProFrac has offered top of the line, high-pressure pumps paired with the toughest frac equipment crafted for longer-laterals and multi-well pads. ProFrac believes in environmental stewardship and continues to invest in technology and equipment to reduce our emissions.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between FTSI and ProFrac. In connection with this proposed transaction, FTSI may file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document FTSI may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF FTSI ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of FTSI as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by FTSI through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by FTSI will be available free of charge on FTSI’s internet website at https://www.ftsi.com/investor-relations/sec-filings/default.aspx or by contacting FTSI’s primary investor relation’s contact by email at investors@ftsi.com or by phone at 817-862-2000.

Participants in Solicitation

FTSI, ProFrac, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of FTSI is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 5, 2021, its Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on April 30, 2021, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements about FTSI’s ability to consummate the proposed transaction, the expected benefits of the proposed transaction and the expected impact of the coronavirus pandemic (COVID-19) on FTSI's businesses may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of FTSI based on current expectations and assumptions relating to FTSI’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: the failure to obtain the required vote of FTSI’s stockholders, the timing to consummate the proposed transaction, the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, the diversion of management time on transaction-related issues, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of FTSI, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of FTSI to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, economic or political changes that affect the markets that FTSI’s businesses serve which could have an effect on demand for FTSI’s products and impact FTSI’s profitability, disruptions in the credit and financial markets, including diminished liquidity and credit availability, disruptions in the Company's businesses from the coronavirus pandemic (COVID-19), cyber-security vulnerabilities, supply issues, retention of key employees, and outcomes of legal proceedings, claims and investigations, future changes, results of operations, domestic spending by the onshore oil and natural gas industry, continued volatility or future volatility in oil and natural gas prices, deterioration in general economic conditions or a continued weakening or future weakening of the broader energy industry, federal, state and local regulation of hydraulic fracturing and other oilfield service activities, as well as exploration and production activities, including public pressure on governmental bodies and regulatory agencies to regulate our industry, and the price and availability of alternative fuels, equipment and energy sources. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in FTSI’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of FTSI’s Annual Report on Form 10-K for the year ended December 31, 2020.

These forward-looking statements speak only as of the date of this communication, and FTSI does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.

Contacts:

FTSI

Lance Turner

Chief Financial Officer, FTSI

817-862-2000

Investors@FTSI.com

Pat Tucker / Will Braun

Abernathy MacGregor

212-371-5999

pct@abmac.com / whb@abmac.com

ProFrac

Brian Uhlmer

SVP Strategy & Finance

817-693-2840

brian.uhlmer@profrac.com

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